Exhibit 10.56
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of October 30, 2008, is among CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the “Company”), the financial institutions parties to the Credit Agreement described below, as Banks thereunder, BANK OF AMERICA, N.A. (in its individual capacity, “Bank of America”), as successor by merger to LaSalle Bank National Association, in its capacity as Administrative Agent, Issuing Bank, and Swing Line Bank under such Credit Agreement, and JPMORGAN CHASE BANK, N.A., formerly known as Bank One, N.A. (in its individual capacity, “JPMorgan”), in its capacity as Syndication Agent under such Credit Agreement.

R E C I T A L S

A.           The Company, the Banks, the Administrative Agent, the Issuing Bank, the Swing Line Bank, and National City Bank of Michigan/Illinois (“National City”), as the original Syndication Agent thereunder, entered into an Amended and Restated  Credit Agreement dated as of November 24, 2003 (the “Credit Agreement”), pursuant and subject to the terms and conditions of which, among other things, the Banks, the Issuing Bank, and the Swing Line Bank agreed to make loans and other financial accommodations to the Company.

B.           Concurrently herewith, with the consent of both the Company and the Administrative Agent (i) National City is assigning and delegating to JPMorgan all of its Loans and Revolving Loan Commitment and the title of “Syndication Agent” under the Credit Agreement and (ii) U.S. Bank National Association is assigning and delegating to Bank of America all of its Loans and Revolving Loan Commitment under the Credit Agreement.

C.           The Company has requested certain amendments to the Credit Agreement.

D.           Subject to the terms and conditions of this Agreement, the Banks, the Administrative Agent, the Issuing Bank, the Swing Line Bank, and the Syndication Agent are willing to agree to the requests of the Company.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:

1.           Incorporation of Recitals.  The Recitals set forth above are incorporated herein, are acknowledged by the Company to be true and correct and are made a part hereof.

2.           Definitions.  All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement, as amended by this Agreement.

3.           Amendments to Credit Agreement.  The Credit Agreement is amended as set forth below:

(a)           Preamble – Amended Definitions.  The Preamble to the Credit Agreement is amended by deleting the words “LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, “LaSalle”), as administrative agent and issuing bank for the Banks, and NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, a national banking association (in its individual capacity, “National City”), as syndication agent for the Banks” and substituting the words “BANK OF AMERICA, N.A. (in its individual capacity, “Bank of America”), as successor by merger to LaSalle Bank National Association (“LaSalle”), as administrative agent, issuing bank, and swing line bank for the Banks, and JPMORGAN CHASE BANK, N.A., a national banking association (in its individual capacity, “JPMorgan”), as successor to National City Bank of Michigan/Illinois, a national banking association (“National City”), as syndication agent for the Banks”.

(b)           Section 1.1 – Amended Definitions.  Section 1.1 of the Credit Agreement is amended by deleting the current version of the following definitions and substituting the following versions in lieu thereof:

Administrative Agent means Bank of America, in its capacity as administrative agent for the Banks hereunder, and any successor thereto in such capacity.

Bank – see the Preamble.  References to the “Banks” shall include (a) Bank of America, for so long as it holds any Loans or has any Revolving Loan Commitment hereunder, (b) JPMorgan Chase Bank, N.A., for so long as it holds any Loans or has any Revolving Loan Commitment hereunder, (c) any Person who becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement, (d) the Issuing Bank, and (e) the Swing Line Bank; for purposes of clarification only, to the extent that Bank of America (or any successor Issuing Bank or Swing Line Bank) may have any rights or obligations in addition to those of the other Banks due to its status as Issuing Bank or Swing Line Bank, its status as such will be specifically referenced.

Business Day means any day on which Bank of America is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

Fee Letter Agreement means the Fee Letter Agreement dated October 30, 2008 between the Company and the Administrative Agent.

Issuing Bank means Bank of America, in its capacity as Issuing Bank hereunder, and any successor thereto in such capacity.

Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its prime rate (whether or not such rate is actually charged by Bank of America).  Any change in the Prime Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Revolving Loan Commitment means (a) the commitment of a Bank to make or otherwise fund a Revolving Loan and (b) the commitment of a New Bank to make or otherwise fund any New Revolving Loan, and, in each case, to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Loan Commitments” means such commitments of all Banks and New Banks in the aggregate.  The amount of each Bank’s Revolving Loan Commitment is set forth on Schedule 2.1 or in the applicable Assignment Agreement or Joinder Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Revolving Loan Commitments as of the First Amendment Closing Date is $50,000,000.

Scheduled Termination Date means October 30, 2011, subject to extension pursuant to Section 2.6.

Swing Line Bank means Bank of America, in its capacity as Swing Line Bank hereunder, and any successor thereto in such capacity.

Syndication Agent means JPMorgan, in its capacity as syndication agent for the Banks hereunder, and any successor thereto in such capacity.

(c)           Section 1.1 – Additional Definitions.  Section 1.1 of the Credit Agreement is amended by inserting the following definitions in appropriate alphabetical order:

Bank of America – see the Preamble.

First Amendment Closing Date means October 30, 2008.

JPMorgan – see the Preamble.

(d)           Section 2.2.2 – Identification of Sub-Paragraphs.  Section 2.2.2 of the Credit Agreement is amended by inserting the letter “(a)” before the first paragraph thereof and the letter “(b)” before the second paragraph thereof.

(e)           Section 2.6 – Renewal Options.  Section 2.6 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“2.6           Renewal Options.

(a)           Subject to the terms and conditions of this Section 2.6, provided no Unmatured Event of Default or Event of Default then exists and with the prior written consent of the Banks (which consent shall not be unreasonably withheld or delayed and shall not include any requirement of payment of any fee solely on account of the exercise of such Renewal Option if no other term or provision of this Agreement or the other Loan Documents is being amended) (i) prior to the second anniversary of the First Amendment Closing Date the Company may elect to extend the Scheduled Termination Date from October 30, 2011 to October 30, 2012 (the “First Renewal Option”) and (ii) if the Company has properly exercised the First Renewal Option and the Banks have consented to the extension of the Scheduled Termination Date from October 30, 2011 to October 30, 2012, prior to the third anniversary of the First Amendment Closing Date the Company may elect to extend further the Scheduled Termination Date from October 30, 2012 to October 30, 2013 (the “Second Renewal Option” and, together with the First Renewal Option, the “Renewal Options”).  The Company may exercise a Renewal Option solely by delivering to the Administrative Agent not more than 120 days nor less than 60 days prior to the second anniversary of the First Amendment Closing Date (in the case of the First Renewal Option) or the third anniversary of the First Amendment Closing Date (in the case of the Second Renewal Option) written notice of its election to exercise such Renewal Option.  Each such notice shall be effective upon receipt by the Administrative Agent and shall be irrevocable.  Promptly upon receipt of such notice, the Administrative Agent shall advise the Banks thereof.  Each Bank shall deliver to the Administrative Agent either its written consent or written refusal to the applicable extension not later than the date (the “Determination Date”) which is 30 days prior to the second anniversary of the First Amendment Closing Date (in the case of the exercise by the Company of the First Renewal Option) or the third anniversary of the First Amendment Closing Date (in the case of the exercise by the Company of the Second Renewal Option).  Any Bank which fails to deliver such written consent to the Administrative Agent not later than the applicable Determination Date shall be deemed for all purposes irrevocably to have consented to the applicable extension.  Under no circumstances shall any Bank be liable to or under any obligation to the Company for the failure of any other Bank to consent to the applicable extension, and in no event shall the Scheduled Termination Date be extended unless all Banks consent to such extension.

(b)           If any Bank other than Bank of America delivers to the Administrative Agent its written refusal to any applicable extension as described in the preceding paragraph (a), then, if no Event of Default has occurred and is continuing, the Company may designate a Replacement Bank to purchase the Loans of such Bank and such Bank’s rights hereunder, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Bank plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Bank and any other amounts payable to such Bank under this Agreement (excluding, however, in the event the aggregate Pro Rata Shares of the Banks being replaced are less than 25%, all amounts, if any, which otherwise would be payable to such Bank pursuant to Section 8.4 hereof), and to assume all the obligations of such Bank hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Bank shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Bank prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder.”

(f)           Upfront Fees.  Section 5.3 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“5.3                      Upfront Fees.  The Company agrees to pay to the Administrative Agent on the First Amendment Closing Date an upfront fee as set forth in the Fee Letter Agreement (and the Administrative Agent agrees to promptly forward to each Bank a portion of such upfront fee in the amount previously agreed to between the Administrative Agent and such Bank).  The Company further agrees to pay to the Administrative Agent on the date each New Revolving Loan Commitment becomes effective an upfront fee as set forth in the Fee Letter Agreement (and the Administrative Agent agrees to promptly forward to each New Bank a portion of such upfront fee in the amount agreed to between the Administrative Agent and such New Bank).”

(g)           Section 9,14 – Subsidiaries.  Section 9.14 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“9.14                      Subsidiaries.  Except as set forth on Schedule 9.14 hereto, as of the First Amendment Closing Date the Company has no Subsidiaries.”

(h)           Section 10.6.3 – Minimum Net Worth.  Section 10.6.3 of the Credit Agreement is deleted in its entirety.

(i)           Section 10.7 – Limitations on Debt.  Clause (a) of Section 10.7 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“(a)           Debt under this Agreement and the other Loan Documents;”

(j)           Section 10.11 – Mergers, Consolidations, Acquisitions, Sales.  Clause (c)(2) of Section 10.11 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“(2)           the aggregate consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith and the value of all capital stock issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) does not exceed $70,000,000 individually and $150,000,000 in the aggregate when taking into consideration the aggregate purchase price of all other purchases and acquisitions consummated after the First Amendment Closing Date;”

(k)           Section 10.11(d) – Mergers, Consolidations, Acquisitions, Sales.  Section 10.11(d) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“(d)           sales and dispositions of assets (including the stock of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company for any such sale or disposition outside the ordinary course of business) so long as the net book value of all assets sold or otherwise disposed of prior to the fifth anniversary of the First Amendment Closing Date does not exceed the remainder of (1) 10% of the net book value of the consolidated tangible assets of the Company and its Subsidiaries as of the most recently ended Fiscal Quarter minus (2) the aggregate value of all such sales and dispositions since the First Amendment Closing Date.”

(l)           Section 13.8 – Agents in Individual Capacity.  Section 13.8 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“13.8                      Agents in Individual Capacity.  Bank of America, JPMorgan and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America was not the Administrative Agent or the Issuing Bank hereunder, JPMorgan was not the Syndication Agent hereunder and without notice to or consent of the Banks.  The Banks acknowledge that, pursuant to such activities, Bank of America, JPMorgan and their respective Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.  With respect to their Loans (if any),  Bank of America, JPMorgan and their respective Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though Bank of America was not the Administrative Agent and the Issuing Bank, JPMorgan was not the Syndication Agent, and the terms “Bank” and “Banks” include Bank of America, JPMorgan and their respective Affiliates, to the extent applicable, in their individual capacities.”

(m)           Pricing Schedule.  The Pricing Schedule attached to the Credit Agreement is deleted in its entirety and the Pricing Schedule attached hereto is substituted in lieu thereof.

(n)           Schedule 2.1 – Banks and Pro Rata Shares.  Schedule 2.1 attached to the Credit Agreement is deleted in its entirety and Schedule 2.1 attached hereto is substituted in lieu thereof.

(o)           Schedule 9.6 – Litigation and Contingent Liabilities.  Schedule 9.6 attached to the Credit Agreement is deleted in its entirety and Schedule 9.6 attached hereto is substituted in lieu thereof.

(p)           Schedule 9.14 – Subsidiaries.  Schedule 9.14 attached to the Credit Agreement is deleted in its entirety and Schedule 9.14 attached hereto is substituted in lieu thereof.

(q)           Schedule 10.19 – Investments.  Schedule 10.19 attached to the Credit Agreement is deleted in its entirety and Schedule 10.19 attached hereto is substituted in lieu thereof.

(r)           Schedule 14.3 – Addresses for Notices.  Schedule 14.3 attached to the Credit Agreement is deleted in its entirety and Schedule 14.3 attached hereto is substituted in lieu thereof.

(s)           Exhibits A-1, A-2, B, C, D and F.  Exhibits A-1, A-2, B, C, D, and F attached to the Credit Agreement are deleted in their entirety and Exhibits A-1, A-2, B, C, D, and F attached hereto are substituted in lieu thereof.

4.           Conditions to Effectiveness.  The effectiveness of this Agreement shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to the Administrative Agent:

(a)           Delivery of Documents.  The following shall have been delivered to the Administrative Agent, each duly authorized and executed and each in form and substance satisfactory to the Administrative Agent:

(1)           this Agreement;

(2)           an Assignment Agreement executed by the Company, National City and JPMorgan by which National City assigns and delegates to JP Morgan all of its Loans and Revolving Loan Commitment and the title of “Syndication Agent” under the Credit Agreement;

(3)           an Assignment Agreement executed by the Company, U.S. Bank National Association and Bank of America by which U.S. Bank National Association assigns and delegates to Bank of America all of its Loans and Revolving Loan Commitment under the Credit Agreement;

(4)           a replacement Revolving Note in the amount of $30,000,000 made by the Company payable to the order of Bank of America in replacement of, and substitution for, the Revolving Notes previously issued by the Company to U.S. Bank National Association and LaSalle;

(5)           a replacement Revolving Note in the amount of $20,000,000 made by the Company payable to the order of JPMorgan in replacement of, and substitution for, the Revolving Notes previously issued by the Company to National City and to Bank One, N.A.;

(6)           a replacement Swing Line Note in the amount of $5,000,000 made by the Company payable to the order of Bank of America in replacement of, and substitution for, the Swing Line Note previously issued by the Company to LaSalle; and

(7)           the Fee Letter Agreement;

(8)           a replacement Guaranty executed by such of the Company’s Subsidiaries as are required to execute the Guaranty pursuant to Section 10.14 of the Credit Agreement in replacement of, and substitution for, the Guaranty delivered on the Closing Date; and

(9)           such other instruments, documents, certificates, consents, waivers and opinions as the Administrative Agent reasonably may request.

(b)           Payment of Fees.  The Company shall have paid to the Administrative Agent the upfront fee and such other fees as are payable on the First Amendment Closing Date pursuant to the Fee Letter Agreement.

(c)           No Default.  No Event of Default or Unmatured Event of Default shall exist.

(d)           Material Adverse Effect.  No event shall have occurred since September 30, 2007 which has had or could have a material adverse effect on the financial condition or affairs of the Company.

The date on which all of the conditions set forth in this Section 4 have been satisfied is referred to herein as the “Effective Date.”

5.           Loan Document.  This Agreement shall constitute a “Loan Document.”  From and after the Effective Date, all terms used in the Loan Documents which are defined in the Credit Agreement shall be deemed to refer to such terms as amended by this Agreement.

6.           Representations and Warranties.  The Company hereby confirms to the Banks, the Issuing Bank, the Swing Line Bank, and the Administrative Agent that the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (unless any such representation or warranty relates to a specific date, in which case such representation or warranty is true and correct as of such date), and shall be deemed to be remade as of the date hereof (unless any such representation or warranty relates to a specific date, in which case such representation or warranty shall be deemed to be remade as of such date).  The Company represents and warrants to the Banks, the Issuing Bank, the Swing Line Bank, and the Administrative Agent that (i) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) upon the execution and delivery hereof, this Agreement will be valid, binding and enforceable upon it in accordance with its terms (except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and (y) equitable principles (whether or not any action to enforce this Agreement is brought at law or in equity)), (iii) the execution and delivery of this Agreement does not and will not contravene, conflict with, violate or constitute a default under (A) its articles or certificate of incorporation, by-laws, certificate of formation or operating agreement, as applicable, or (B) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which it is a party or is bound or which is binding upon or applicable to all or any portion of its property and (iv) as of the date hereof no Event of Default or Unmatured Event of Default exists.

7.           No Further Amendments; Ratification of Liability.  Except as amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms.  The Company hereby ratifies and confirms its liabilities, obligations and agreements under the Credit Agreement and the other Loan Documents, all as amended by this Agreement, and the Liens created thereby, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by the Administrative Agent of such liabilities, obligations and agreements, (ii) the Banks, the Issuing Bank, the Swing Line Bank, and the Administrative Agent have each fully performed all obligations to the Company which any of them may have had or has on and as of the date hereof and (iii) other than as specifically set forth herein, the Banks, the Issuing Bank, the Swing Line Bank, and the Administrative Agent do not waive, diminish or limit any term or condition contained in the Credit Agreement or the other Loan Documents.  The Loan Documents, as amended by this Agreement, contain the entire agreement between the Company, the Banks, the Issuing Bank, the Swing Line Bank, and the Administrative Agent with respect to the transactions contemplated hereby.

8.           Release of Claims.  In consideration of the execution and delivery of this Agreement by the Banks, the Issuing Bank, the Swing Line Bank, and the Administrative Agent, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by the Banks, the Issuing Bank, the Swing Line Bank, and the Administrative Agent arising under the Credit Agreement and the other Loan Documents, the Company hereby irrevocably releases and forever discharges the Banks, the Issuing Bank, the Swing Line Bank, and the Administrative Agent and each of their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, representatives and attorneys (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which the Company may now have or claim to have on and as of the date hereof against any Released Person, whether presently known or unknown, liquidated or unliquidated, suspected or unsuspected, contingent or non-contingent, and of every nature and extent whatsoever (collectively, “Claims”).  The Company represents and warrants to the Banks, the Issuing Bank, the Swing Line Bank, and the Administrative Agent that it has not granted or purported to grant to any other Person any interest whatsoever in any Claim, as security or otherwise.  The Company shall indemnify, defend and hold harmless each Released Person from and against any and all Claims and any loss, cost, liability, damage or expense (including reasonable attorneys’ fees and expenses) incurred by any Released Person in investigating, preparing for, defending against, providing evidence or producing documents in connection with or taking other action in respect of any commenced or threatened Claim.

9.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or in a pdf or similar electronic file shall be effective as delivery of a manually executed counterpart hereof.

10.           Further Assurances.  The Company covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Administrative Agent in order to effectuate fully the intent of this Agreement.

11.           Severability.  If any term or provision of this Agreement or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

12.           Captions.  The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

13.           Entire Agreement.  This Agreement, the Credit Agreement and the other Loan Documents executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof.

14.           Governing Law.  This Agreement shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

15.           Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

16.           Waiver of Jury Trial.  EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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1004934/D/4

IN WITNESS WHEREOF, this Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

CABOT MICROELECTRONICS CORPORATION

By:           ____________________________________
William S. Johnson
Vice President, Chief Financial Officer

BANK OF AMERICA, N.A., as successor by merger to LaSalle Bank National Association, as Administrative Agent, as Issuing Bank, and as Swing Line Bank

By:           ____________________________________
Tiffany Shin
Assistant Vice President

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Bank

By:           ____________________________________
Name:                      ____________________________________
Title:                      ____________________________________

BANK OF AMERICA, N.A., as a Bank

By:           ____________________________________
Anne Eahroshe
Vice President

PRICING SCHEDULE

The Eurodollar Margin, the Base Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be determined as set forth below.

Initially, the Eurodollar Margin shall be 1.00% per annum, the Base Rate Margin shall be 0.00% per annum, the Non-Use Fee Rate shall be 0.1875% per annum and the LC Fee Rate shall be 1.00% per annum.

On and after the first date on which an adjustment is required pursuant to the penultimate Paragraph of this Pricing Schedule, the Eurodollar Margin, the Base Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be equal to the applicable rate per annum set forth in the table below opposite the applicable Leverage Ratio.

Leverage Ratio	Eurodollar Margin	Base Rate Margin	Non-Use Fee Rate	LC Fee Rate
Greater than or equal to 1.50:1.00	1.50%	0.00%	0.30%	1.50%
Greater than or equal to 1.00:1.00 but less than 1.50:1:00	1.25%	0.00%	0.25%	1.25%
Less than 1.00:1.00	1.00%	0.00%	0.1875%	1.00%

The Eurodollar Margin, the Base Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be adjusted, to the extent applicable, on the 45th (or, in the case of the last Fiscal Quarter of each Fiscal Year, 90th) day after the end of each Fiscal Quarter ending on or after December 31, 2008 based on the Leverage Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, required by Section 10.1.3, by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, upon request of the Required Lenders, the Eurodollar Margin shall be 1.50% per annum, the Base Rate Margin shall be 0.00% per annum, the Non-Use Fee Rate shall be 0.30% per annum, and the LC Fee Rate shall be 1.50% per annum until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins or fee rates shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.

Notwithstanding the foregoing, if the Eurodollar Margin, the Base Rate Margin, the Non-Use Fee Rate or the LC Fee Rate has been determined on the basis of any Compliance Certificate delivered by the Company which contained any incorrect or inaccurate financial data is less than the Eurodollar Margin, the Base Rate Margin, the Non-Use Fee Rate or the LC Fee Rate which would have been determined had such Compliance Certificate been based on financial data which was correct and accurate, then the Eurodollar Margin, the Base Rate Margin, the Non-Use Fee Rate and the LC Fee Rate at the appropriate higher rate shall be recalculated retroactively for all affected periods and (to the extent not therefore paid) the Company hereby agrees to pay all accrued interest as so recalculated on demand.

SCHEDULE 2.1

BANKS AND PRO RATA SHARES

Bank	Pro Rata Share of Revolving Commitment Amount	Pro Rata Share
Bank of America, N.A.	$30,000,000	60%
JPMorgan Chase Bank, N.A.	$20,000,000	40%
TOTALS	$50,000,000	100%

SCHEDULE 9.6

LITIGATION AND CONTINGENT LIABILITIES

DuPont Air Products NanoMaterials, LLC v. Cabot Microelectronics Corporation (CV06-2952-PHX-ROS).  Following Cabot Microelectronics’ refusal to grant a patent license to DuPont Air Products NanoMaterials LLC (DA Nano), in December, 2006, DA Nano filed a complaint in the United States District Court for the District of Arizona seeking declaratory relief and alleging non-infringement, invalidity and/or unenforceability of U.S. Patent Nos. 5,958,288; 5,980,775; 6,068,787 and 4,954,142.  In the same action, the Company filed a complaint charging that DA Nano and its toll manufacturers Precision Colloids, LLC and Virkler Corporation are infringing the named four patents and also a fifth U.S. patent, No. 5,527,423.  The affected DA Nano products include those used for tungsten CMP.  DA Nano's complaint does not allege any infringement by Cabot Microelectronics' products of intellectual property owned by DA Nano.  We believe that our claims and defenses in the pending action are meritorious, and currently we do not believe that this action is likely to have a material impact on our consolidated financial position, results of operations or cash flows.

Cabot Microelectronics Corporation v. Cheil Industries, Inc. (Republic of Korea) (2007 Kahap 66557 and 2008 Heo 10856).  Cabot Microelectronics is involved in patent enforcement litigation against Cheil Industries, Inc. with respect to Cheil’s infringement of Cabot Microelectronics’ intellectual property related to its international family of patents related to U.S. Patent No. 5,958,288.  The Company believes its claims and defenses in the pending actions are meritorious, and currently does not believe that the actions are likely to have a material impact on its consolidated financial position, results of operations or cash flows.

Jean Pol Delrue v. Cabot Microelectronics Corporation (RG n° F 08/00884), Labor Court of Versailles, France.  In September, 2008, a former employee of Cabot Microelectronics Corporation’s French Branch Office, Mr. Jean Pol Delrue, filed a wrongful termination claim against Cabot Microelectronics with a French labor court.  Cabot Microelectronics believes the claim is without merit.  The Company does not consider the action to be material, and the parties are currently in discussions to resolve the matter.

SCHEDULE 9.14

SUBSIDIARIES

Cabot Microelectronics Global Corporation – 100% owned by Cabot Microelectronics Corporation

Nihon Cabot Microelectronics KK – 100% owned by Cabot Microelectronics Global Corporation

Cabot Microelectronics Japan KK – 100% owned by Cabot Microelectronics Global Corporation

Cabot Microelectronics Singapore Pte. Ltd. – 100% owned by Cabot Microelectronics Global Corporation

Cabot Microelectronics Polishing Corporation – 100% owned by Cabot Microelectronics Corporation

QED Technologies International, Inc. – 100% owned by Cabot Microelectronics Corporation

SCHEDULE 10.19

INVESTMENTS

As of September 30, 2008:

Aston Funds - ABN AMRO Institutional Prime Money Market Fund	$ 3,999,138.47

Invesco Aim Funds -Tax Free Cash Reserve Portfolio	$ 41,085,127.84

First American Funds - Tax Free Obligations Fund	$ 45,530,058.35

JP Morgan Funds - Tax Free Money Market Fund - Institutional	$ 53,555,581.38

Federated Funds - U.S. Treasury Cash Reserves Fund	$ 32,259,508.24

Dreyfus Funds -Tax-Exempt Cash Management	$ 11,677,184.91

Auction Rate Securities	$ 8,400,000.00

Bank of America, N.A. - Automatic Investment Service Sweep Repurchase Agreements	$ 877,125.71

National Westminster Bank, UK - USD	$ 604,664.17

National Westminster Bank, UK - EUR	$ 239,934.05

National Westminster Bank, UK - GBP	$ 30,528.87

ABN AMRO Bank, France - EUR	$ 15,189.89

Bank of Tokyo-Mitsubishi, Japan - USD	$ 834,154.59

Bank of Tokyo-Mitsubishi, Japan - JPY	$ 14,072,001.07

Hyakugo Bank, Mie, Japan - JPY	$ 4,394.01

ABN AMRO Bank, Taiwan - USD	$ 13,443,290.26

ABN AMRO Bank, Taiwan - TWD	$ 191,317.98

International Commercial Bank of China, Taiwan - TWD	$ 230,777.70

ABN AMRO Bank, Singapore - USD	$ 4,321,793.42

ABN AMRO Bank, Singapore - SGD	$ 41,462.92

China Construction Bank, China - RMB	$ 54,252.46

Kookmin Bank, Korea - KRW	$ 6,102.16

Total in United States Dollars	$ 231,473,588.45

SCHEDULE 14.3

ADDRESSES FOR NOTICES

COMPANY:

Cabot Microelectronics Corporation
870 North Commons Drive
Aurora, Illinois  60504
Attention:                                William S. Johnson, Chief Financial Officer
Telephone:                                (630) 375-5591
Facsimile:                                (630) 499-2638

with a copy to:

Cabot Microelectronics Corporation
870 North Commons Drive
Aurora, Illinois  60504
Attention:                                Carol Bernstein, General Counsel
Telephone:                                (630) 375-5461
Facsimile:                                (630) 499-2644

ADMINISTRATIVE AGENT:

Notices of Borrowing, Payment, Conversion, Continuation, and Continuation:

Bank of America, N.A.
1 Federal Street, Floor 6
Mail Code:                                MA5-503-06-04
Boston, Massachusetts  02110
Attention:                                Jesse M. Philips
Telephone:                                (617) 434-3571
Facsimile:                                (617) 310-2293

Wire Instructions:

Bank of America, N.A.
New York, NY
ABA #026009593
MA wire clearing account
Reference:                                Cabot Microelectronics
Attention:                                Jesse M. Philips

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
Global Product Solutions
Mail Code:                                WA1-501-17-32
800 Fifth Avenue, Floor 17
Seattle, Washington  98104
Attention:                                Tiffany Shin, Assistant Vice President
Telephone:                                (206) 358-0078
Facsimile:                                (415) 343-0561
Electronic Mail:                                           tiffany.shin@bankofamerica.com

ISSUING BANK:

Standby Letters of Credit:

Bank of America, N.A.
Trade Operations – Los Angeles #22621
1000 W. Temple Street, 7th Floor
Mail Code:                                CA9-705-07-05
Los Angeles, California  90012-1514
Attention:                                Tai Anh Lu, Officer
Telephone:                                (213) 481-7840
Facsimile:                                (213) 457-8841
Electronic Mail:                                           tai_anh.lu@bankofamerica.com

Commercial Letters of Credit:

Bank of America, N.A.
Trade Operations – Los Angeles #22621
1000 W. Temple Street, 7th Floor
Mail Code:                                CA9-705-07-05
Los Angeles, California  90012-1514
Attention:                                Frantz Bellevue, Vice President
Telephone:                                (213) 580-8476
Facsimile:                                (213) 457-8841
Electronic Mail:                                           frantz.bellevue@bankofamerica.com

SWING LINE BANK:

Bank of America, N.A.
1 Federal Street, Floor 6
Mail Code:                                MA5-503-06-04
Boston, Massachusetts  02110
Attention:                                Jesse M. Philips
Telephone:                                (617) 434-3571
Facsimile:                                (617) 310-2293

Wire Instructions:

Bank of America, N.A.
New York, NY
ABA #026009593
MA wire clearing account
Reference:                                Cabot Microelectronics
Attention:                                Jesse M. Philips

BANKS:

Bank of America, N.A.:

Bank of America, N.A.
Mail Code:                                IL4-135-07-60
135 South LaSalle Street

Chicago, Illinois 60603

Attention:                                Anne Eharoshe, Vice President

Telephone:                                (312) 904-4623

Facsimile:                                (312) 904-6547

JPMorgan Chase Bank, N.A.:

JPMorgan Chase Bank, N.A.
Mailcode:                                IL1-1742
10 S. Dearborn Street, 34th Floor
Chicago, IL 60603
Attention:                                Carlos R. Cardenas, CPA, Senior Vice President
Telephone:                                (312) 732-7155
Facsimile:                                (312) 732-7219

EXHIBIT A-1

FORM OF REVOLVING NOTE

Please See Attached.

REVOLVING NOTE

__________, 20__

Chicago, Illinois $____________

FOR VALUE RECEIVED, the undersigned, CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the “Maker”), promises to pay to the order of ____________________________________ (the “Bank”) at the principal office of Bank of America, N.A., successor by merger to LaSalle Bank National Association (the “Administrative Agent”) in Chicago, Illinois the aggregate unpaid amount of all Revolving Loans made to the undersigned by the Bank pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Bank), such principal amount to be payable on the dates set forth in the Credit Agreement.

The Maker further promises to pay interest on the unpaid principal amount of each Revolving Loan from the date such Revolving Loan is made until the date such Revolving Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement.  Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement dated as of November 24, 2003 (the “Original Credit Agreement”) among Maker, the financial institutions from time to time parties thereto (including the Bank), as Banks thereunder, the Administrative Agent, the Issuing Bank party thereto, the Swing Line Bank party thereto, and National City Bank of Michigan/Illinois, a national banking association, as original Syndication Agent, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of October 30, 2008 (the “First Amendment”) among Maker, the Banks, the Administrative Agent, the Issuing Bank, the Swing Line Bank, and JPMorgan Chase Bank, N.A., in its capacity as the successor Syndication Agent thereunder (the Original Credit Agreement, as amended by the First Amendment, and as the same hereafter may be amended, modified, supplemented and/or restated from time to time, is referred to herein as the “Credit Agreement”), to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.  Capitalized terms used but not elsewhere defined in this Note shall have the respective meanings ascribed to such terms in the Credit Agreement.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

CABOT MICROELECTRONICS CORPORATION

By:           ____________________________________
Name:                      ____________________________________
Title:                      ____________________________________

Schedule attached to Revolving Note dated ______________, 20___ of CABOT MICROELECTRONICS CORPORATION payable to the order of _____________
Date and Amount of Loan or of Conversion from another type of Loan	Date and Amount of Repayment or of Conversion into another type of Loan	Interest Period/Unpaid Maturity Date	Principal Balance	Notation Made by

1. BASE RATE LOANS

2. EURODOLLAR LOANS

EXHIBIT A-2

FORM OF SWING LINE NOTE

Please See Attached.

SWING LINE NOTE

October 30, 2008

Chicago, Illinois $5,000,000.00

FOR VALUE RECEIVED, the undersigned, CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the “Maker”), promises to pay to the order of Bank of America, N.A. (the “Bank”), at the principal office of Bank of America, N.A., as successor by merger to LaSalle Bank National Association (the “Administrative Agent”), in Chicago, Illinois, the aggregate unpaid amount of all Swing Line Loans made to the undersigned by the Bank pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Bank), such principal amount to be payable on the dates set forth in the Credit Agreement.

The Maker further promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date such Swing Line Loan is made until the date such Swing Line Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement.  Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement dated as of November 24, 2003 (the “Original Credit Agreement”) among Maker, the financial institutions from time to time parties thereto (including the Bank), as Banks thereunder, the Administrative Agent, the Issuing Bank party thereto, the Swing Line Bank party thereto, and National City Bank of Michigan/Illinois, a national banking association, as the original Syndication Agent, as amended by the First Amendment to Amended and Restated Credit Agreement of even date herewith (the “First Amendment”) among Maker, the Banks, the Administrative Agent, the Issuing Bank, the Swing Line Bank, and JPMorgan Chase Bank, N.A., in its capacity as the successor to National City Bank of Michigan/Illinois as the Syndication Agent thereunder (the Original Credit Agreement, as amended by the First Amendment, and as the same hereafter may be amended, modified, supplemented and/or restated from time to time, is referred to herein as the “Credit Agreement”), to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.  Capitalized terms used but not elsewhere defined in this Note shall have the respective meanings ascribed to such terms in the Credit Agreement.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

This Note is issued pursuant to the First Amendment in substitution for, and replacement of, that certain Swing Line Note dated November 24, 2003 in the original principal amount of Five Million Dollars ($5,000,000) made by Maker in favor of LaSalle Bank National Association (the “Existing Note”) to reflect merger of LaSalle Bank National Association with and into Bank of America, N.A. (with Bank of America, N.A. being the surviving entity).  This Note does not constitute a novation of the Debt evidenced by the Existing Note, and is not given by the undersigned or accepted by Bank in satisfaction of the undersigned’s obligations under the Existing Note or as a novation with respect thereto.

[remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Note has been executed and delivered by Maker as of the date first set forth above.

CABOT MICROELECTRONICS CORPORATION

By:           ____________________________________
Name:                      ____________________________________
Title:                      ____________________________________

Schedule attached to Swing Line Note dated October 30, 2008 of CABOT MICROELECTRONICS CORPORATION payable to the order of Bank of America, N.A.
Date and Amount of Loan or of Conversion from another type of Loan	Date and Amount of Repayment or of Conversion into another type of Loan	Interest Period/Unpaid Maturity Date	Principal Balance	Notation Made by

1. BASE RATE LOANS

2. EURODOLLAR LOANS

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Please See Attached.

COMPLIANCE CERTIFICATE

To:           Bank of America, N.A., as Administrative Agent

Reference is made to the Amended and Restated Credit Agreement dated as of November 24, 2003 (the “Original Credit Agreement”) among Cabot Microelectronics Corporation (the “Company”), Bank of America, N.A., as successor by merger to LaSalle Bank National Association, in its capacity as the Administrative Agent, the Issuing Bank, and the Swing Line Bank thereunder, National City Bank of Michigan/Illinois, a national banking association, as the original Syndication Agent thereunder, and the financial institutions from time to time parties thereto, as Banks thereunder, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of October 30, 2008 (the “First Amendment”) among the Company, the Banks, the Administrative Agent, the Issuing Bank, the Swing Line Bank, and JPMorgan Chase Bank, N.A., in its capacity as the successor to National City Bank of Michigan/Illinois as the Syndication Agent thereunder (the Original Credit Agreement, as amended by the First Amendment, and as the same has been further amended, modified, supplemented and/or restated through the date hereof, is referred to herein as the “Credit Agreement”).

Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

I.           Reports.  Enclosed herewith is a copy of the [annual audited/quarterly report] of the Company as at, _____________, 20__ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.           Financial Tests.  The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.           Section 10.6.1- Leverage Ratio:

1.           Total Debt

2.           Consolidated Net Income (or Loss) (Item A.2(g))

(a)           consolidated net income (or loss)
of the Company and its Subsidiaries

(b)           non-cash losses from sales, exchanges
and other dispositions of assets

(c)           other extraordinary non-cash losses
not in the ordinary course of business

(d)           gains from sales, exchanges and other
dispositions of assets

(e)           other gains

(f)           gains from discontinued operations

(g)           sum of items A.2(a) + A.2(b) + A.2(c) minus
sum of items A.2(d) + A.2(e) + A.2(f)

3.           EBITDA (Item A.3(f))

(a)           Consolidated Net Income (Item A.2(g))

(b)           Interest Expense

(c)           income tax expense

(d)           depreciation

(e)           amortization

(f)           sum of items A.3 (a) + A.3 (b) + A.3 (c) +
A.3 (d) + A.3 (e)

4.           Cash and Cash Equivalent Investments

5.           Item A. l minus item A.4

6.           Leverage Ratio (ratio of item A.5 to item A.3(f))
(not to exceed 2.25:1.00)

B.           Section 10.6.2 - Interest Coverage Ratio:

1.           EBIT (Item A.3(f) above minus items A.3(d) and A.3(e) above)

2.           Interest Expense (Item A.3 (b) above)

3.           Interest Coverage Ratio (ratio of item B. l
to item B.2) (not to be less than 3.50:1.00)

The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing[.][, except: describe the nature of each Event of Default or Unmatured Event of Default, the period of existence thereof and the action taken or proposed to be taken with respect thereto.]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer on ____________, 20___.

CABOT MICROELECTRONICS CORPORATION

By:           ____________________________________
Name:                      ____________________________________
Title:                      ____________________________________

EXHIBIT C

FORM OF GUARANTY

Please See Attached.

GUARANTY

This GUARANTY (this “Guaranty”), dated as of October 30, 2008, is made by and among each Subsidiary (as hereinafter defined) of Cabot Microelectronics Corporation, a Delaware corporation (the “Company”) from time to time a party hereto (each, a “Guarantor” and collectively, “Guarantors”), in favor of Bank of America, N.A. (in its individual capacity, “Bank of America”), as administrative agent for the Banks that are or may from time to time become parties to the Credit Agreement described below.

R E C I T A L S:

A.         Reference is made to the Amended and Restated Credit Agreement dated as of November 24, 2003 (the “Original Credit Agreement”) among the Company, Bank of America, as successor by merger to LaSalle Bank National Association, in its capacity as the Administrative Agent, the Issuing Bank, and the Swing Line Bank thereunder, National City Bank of Michigan/Illinois, a national banking association, as the original Syndication Agent thereunder, and the financial institutions from time to time parties thereto, as Banks thereunder, as amended by the First Amendment to Amended and Restated Credit Agreement of even date herewith (the “First Amendment”) among the Company, the Banks, the Administrative Agent, the Issuing Bank, the Swing Line Bank, and JPMorgan Chase Bank, N.A., in its capacity as the successor to National City Bank of Michigan/Illinois as the Syndication Agent thereunder (the Original Credit Agreement, as amended by the First Amendment, and as the same hereafter may be amended, modified, supplemented and/or restated from time to time, is referred to herein as the “Credit Agreement”), pursuant and subject to the terms and conditions of which, among other things, the Banks, the Issuing Bank, and the Swing Line Bank agreed to make loans and other financial accommodations to the Company.

B.           Each Guarantor is a Subsidiary of the Company.  Accordingly, each Guarantor has a direct financial interest in inducing the Banks to enter into the Credit Agreement.

C.           One of the conditions precedent to the obligation of the Banks to enter into the Credit Agreement is that each Guarantor shall have executed and delivered to the Administrative Agent a counterpart of this Guaranty.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each Guarantor hereby agrees as follows:

1.           Definitions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.           Guaranty of Payment.  Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees to the Administrative Agent, for the benefit of the Banks, the full and complete payment when due, whether at stated maturity or by acceleration or otherwise, of the Debt of the Company arising under the Credit Agreement and the other Loan Documents.  Each Guarantor agrees that this Guaranty is a present and continuing guaranty of payment and not of collectibility, and that the Administrative Agent shall not be required to prosecute collection, enforcement or other remedies against the Company, any other Guarantor or any other Person before calling such Guarantor for payment.  The obligations of each Guarantor hereunder and under any of the other Loan Documents to which any Guarantor hereinafter are referred to as such Guarantor’s “Obligations.”  Notwithstanding any provisions of this Guaranty to the contrary, it is intended that this Guaranty not constitute a “Fraudulent Conveyance” (as defined below).  Consequently, each Guarantor agrees that if this Guaranty would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty shall be valid and enforceable only to the maximum extent that would not cause this Guaranty to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law, order, ruling, decision or similar law, order, ruling or decision binding upon any Guarantor of any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator (each, a “Governmental Body”), as in effect from time to time.

3.           Continuing Guaranty. Each Guarantor agrees such Guarantor’s Obligations shall be primary obligations of such Guarantor, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that such Guarantor may have against the Administrative Agent, any Bank, the Company, any other Guarantor or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged, limited or affected in any way by any circumstance or condition (whether or not such Guarantor shall have any knowledge thereof), including, without limitation:

(a)           any lack of validity or enforceability of the Credit Agreement or any of the other Loan Documents;

(b)           any termination, restatement, amendment, modification or other change in the Credit Agreement or any of the other Loan Documents;

(c)           any furnishing, exchange, substitution or release of any collateral, if any, or any failure to perfect any lien in any collateral, if any, given to secure the Debt of the Company arising under the Credit Agreement and the other Loan Documents;

(d)           any failure, omission or delay on the part of the Company, the Administrative Agent, any Bank or any other Guarantor to conform or comply with any term of the Credit Agreement or any of the other Loan Documents or any failure of the Administrative Agent or any Bank to give notice of any Event of Default or any Unmatured Event of Default;

(e)           any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in the Credit Agreement or any of the other Loan Documents;

(f)           any action or inaction by the Administrative Agent or any Bank under or in respect of the Credit Agreement or any of the other Loan Documents, any failure, lack of diligence, omission or delay on the part of the Administrative Agent or any Bank to enforce, assert or exercise any right, power or remedy conferred on the Administrative Agent or any Bank in the Credit Agreement or any of the other Loan Documents, or any other action or inaction on the part of the Administrative Agent or any Bank;

(g)           any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to any Guarantor, the Company or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(h)           any merger or consolidation of the Company, any Guarantor or any other Person into or with any Person, or any sale, lease or transfer of any of the assets of the Company, any Guarantor or any other person to any other Person;

(i)           any change in the ownership of any of the capital stock of or other equity interests in the Company or any Guarantor or any change in the relationship between any Guarantor and the Company or any other Guarantor, or any termination of any such relationship;

(j)           any release or discharge by operation of law of any Guarantor or of the Company from any obligation or agreement contained in the Credit Agreement or any of the other Loan Documents;

(k)           any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against any Guarantor or the Company;

(l)           any election by the Administrative Agent or any Bank in any proceeding instituted under Chapter 11 of the Bankruptcy Code;

(m)           any borrowing or grant of a security interest by the Company, any Guarantor or any other Person, as debtor-in-possession, or extension of credit, under the Bankruptcy Code;

(n)           the disallowance, under the Bankruptcy Code, of all or any portion of Banks’ claim(s) for repayment of the Debt of the Company arising under the Credit Agreement and the other Loan Documents or of such Guarantor’s Obligations;

(o)           any use of cash collateral under the Bankruptcy Code, and

(p)           any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding.

4.           Waivers.  Each Guarantor unconditionally waives, to the extent permitted by law, (i) notice of any of the matters referred to in Section 3 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against such Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Unmatured Event of Default, any Event of Default or any failure on the part of any Guarantor or the Company to perform or comply with any covenant, agreement, term or condition of the Credit Agreement or any of the other Loan Documents, (iii) any right to the enforcement, assertion or exercise against any Guarantor or the Company of any right or remedy conferred under the Credit Agreement or any of the other Loan Documents, (iv) any requirement of diligence on the part of any Person, (v) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under the Credit Agreement or any of the other Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of the Administrative Agent or any Bank under the Credit Agreement or any of the other Loan Documents.

5.           Subordination. Each Guarantor agrees that any and all present and future debts and obligations of the Company or any other Guarantor to such Guarantor hereby are subordinated to the claims of the Administrative Agent and the Banks and hereby are assigned by such Guarantor to the Administrative Agent, as security for the payment and performance of the Debt of the Company arising under the Credit Agreement and the other Loan Documents.

6.           Reinstatement.  The obligations of each Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Debt of the Company arising under the Credit Agreement and the other Loan Documents is rescinded or otherwise must be restored or returned by Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor or the Company or for any other reason, all as though such payment had not been made.

7.           Representations and Warranties.  Each Guarantor represents and warrants to the Administrative Agent and the Banks that (i) it is fully informed as to the nature and extent of the transactions contemplated by the Credit Agreement and the other Loan Documents, (ii) it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own decision and analysis to enter into this Guaranty and (iii) the representations and warranties made by the Company in the Credit Agreement with respect to such Guarantor are true and correct in all material respects.

8.           Covenants.  Until all Debt of the Company arising under the Credit Agreement and the other Loan Documents and all of each Guarantor’s Obligations are paid and performed in full, and the Commitments have been terminated, each Guarantor agrees that it will observe, perform and comply with all covenants contained in Section 10 of the Credit Agreement with which the Company has agreed to cause such Guarantor to observe, perform or comply.

9.           Remedies on Default.  If any Event of Default occurs and is continuing, (i) each Guarantor shall pay such Guarantor’s Obligations in full, immediately upon demand and (ii) the Administrative Agent, on behalf of the Banks, at its option, may enforce its rights and remedies under this Guaranty in accordance with its terms and enforce any other rights or remedies accorded to the Administrative Agent or Banks at equity or law, by virtue of statute or otherwise.  Each Guarantor agrees that the Administrative Agent and each Bank have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Guarantor agrees that at any time any Event of Default occurs and is continuing, the Administrative Agent and each Bank may apply to the payment of any obligations of such Guarantor hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter with the Administrative Agent or such Bank.

10.           Successors and Assigns.  This Guaranty shall inure to the benefit of the Administrative Agent and the Banks and their respective successors and assigns.  This Guaranty shall be binding on each Guarantor and its successors and assigns, and shall continue in full force and effect until all Debt of the Company arising under the Credit Agreement and the other Loan Documents and each Guarantor’s Obligations are paid and performed in full and the Commitments shall have been terminated.  Notwithstanding the foregoing, no Guarantor may assign all or any of its obligations hereunder.

11.           No Waiver of Rights.  Neither any delay in exercising, nor any failure on the part of the Administrative Agent to exercise any right, power or privilege under this Guaranty, the Credit Agreement or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance among the parties hereto.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or any other circumstance.

12.           Modification.  The terms of this Guaranty may be waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of the Administrative Agent.

13.           Costs and Expenses.  Each Guarantor agrees to pay on demand all documented costs and expenses incurred by or on behalf of the Administrative Agent (including, without limitation, reasonable attorneys’ fees and expenses) in enforcing such Guarantor’s Obligations.

14.           Governing Law.  This Guaranty shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

15.           Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY, THE AMENDED AND RESTATED CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND.  EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

16.           Waiver of Jury Trial.  EACH GUARANTOR AND ADMINISTRATIVE AGENT, FOR ITSELF AND ON BEHALF OF EACH BANK, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, THE AMENDED AND RESTATED CREDIT AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17.           No Joinder. Each Guarantor agrees that any action to enforce this Guaranty may be brought against such Guarantor without any reimbursement or joinder of the Company in such action.

18.           Severability.  In the event that any provision of this Guaranty is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or any Governmental Body, as applicable, the validity, legality and enforceability of the remaining terms and provisions of this Guaranty shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Guaranty.

19.           Counterparts.  This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed signature page of this Guaranty by facsimile transmission or in a pdf or similar electronic file shall be effective as delivery of a manually executed counterpart hereof.

20.           Subordination of Subrogation Rights.  Each Guarantor unconditionally and irrevocably (i) subordinates all rights it may have to be subrogated to the rights of the Administrative Agent and the Banks as a result of any claim or payment made on or in respect of this Guaranty to the prior payment in full of the Debt of the Company arising under the Credit Agreement and the other Loan Documents and (ii) waives any defense based upon an election of remedies by the Administrative Agent and the Banks which destroys or otherwise impairs any subrogation rights of such Guarantor and/or the right of such Guarantor to proceed against the Company for reimbursement.

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The undersigned, a Subsidiary of Cabot Microelectronics Corporation, a Delaware corporation (the “Company”), in witness of and intending to be bound by the foregoing Guaranty (the “Guaranty”) made by various Subsidiaries of the Company in favor of Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the financial institutions (the “Banks”) that are or may from time to time become parties to the Credit Agreement described in such Guaranty, for the benefit of the Banks, hereby joins with and into the Guaranty and executes and delivers to the Administrative Agent this counterpart signature page to the Guaranty.

____________________________________

By:           ______________________________
Name:                      ______________________________
Title:                      ______________________________

EXHIBIT D

FORM OF JOINDER AGREEMENT

Please See Attached.

JOINDER AGREEMENT

This JOINDER AGREEMENT  (this “Agreement”), dated as of ______________, ____, is between [New Banks] (each, a “New Bank” and collectively the “New Banks”), Cabot Microelectronics Corporation, a Delaware corporation (the “Company”), and Bank of America, N.A. (in its individual capacity, “Bank of America”), as administrative agent for the Banks that are or may from time to time become parties to the Credit Agreement referred to below.

R E C I T A L S:

A.         Reference is made to the Amended and Restated Credit Agreement dated as of November 24, 2003 (the “Original Credit Agreement”) among the Company, Bank of America, as successor by merger to LaSalle Bank National Association, in its capacity as the Administrative Agent, the Issuing Bank, and the Swing Line Bank thereunder, National City Bank of Michigan/Illinois, a national banking association, as the original Syndication Agent thereunder, and the financial institutions from time to time parties thereto, as Banks thereunder, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of October 30, 2008 (the “First Amendment”) among the Company, the Banks, the Administrative Agent, the Issuing Bank, the Swing Line Bank, and JPMorgan Chase Bank, N.A., in its capacity as the successor to National City Bank of Michigan/Illinois as the Syndication Agent thereunder (the Original Credit Agreement, as amended by the First Amendment, and as the same hereafter may be amended, modified, supplemented and/or restated from time to time, is referred to herein as the “Credit Agreement”), pursuant and subject to the terms and conditions of which, among other things, the Banks, the Issuing Bank, and the Swing Line Bank agreed to make loans and other financial accommodations to the Company.

B.           Subject to the terms and conditions of the Credit Agreement, the Company may obtain New Revolving Loan Commitments by entering into one or more Joinder Agreements with the New Banks.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.           Definitions.                                All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.           New Revolving Loan Commitments.  Each New Bank hereto hereby agrees to commit to provide its respective New Revolving Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth in this Agreement.  Each New Bank (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank, the Swing Line Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, make and continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Bank.

3.           Up-Front Fees.  Upon the execution and delivery of this Agreement by each New Bank, the Company agrees to pay to the Administrative Agent, for the account of such New Bank, the upfront fee required pursuant to Section 5.3 of the Credit Agreement.

[4.           Joinder.  Each New Bank acknowledges and agrees that upon its execution of this Agreement that such New Bank shall become a “Bank” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Bank thereunder.1]

5.           Credit Agreement Governs.  New Revolving Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents.

6.           Company’s Certifications.  By its execution of this Agreement, the Company hereby certifies that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; (ii) no event has occurred and is continuing or would result from the consummation of this Agreement and the making of any New Revolving Loan that would constitute an Unmatured Event of Default or an Event of Default; (iii) the Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and (iv) after making any New Revolving Loan on the requested on the date hereof (and after giving effect to the application of the proceeds thereof), the Revolving Outstandings will not exceed the Revolving Loan Commitments.

7.           Company’s Covenants.  By its execution of this Agreement, the Company hereby covenants that (i) the Company shall deliver or cause to be delivered the following legal opinions and documents:  to include Revolving Note, legal opinion and other documents reasonably requested by the Administrative Agent, together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement; and (ii) attached hereto is a compliance certificate, in the form required by Section 10.1.3 of the Credit Agreement, containing a computation of each of the financial ratios and restrictions contained in Section 10.6 of the Credit Agreement as of the last day of the Fiscal Quarter immediately prior to the date hereof.

8.           Bank Documents.  By its execution of this Agreement, each New Bank represents and warrants that it has furnished to the Company and the Administrative Agent such forms and documents, if any, appropriately completed and duly executed by such New Bank, as are required under the last paragraph of Section 7.6 of the Credit Agreement.

9.           Notices.  For purposes of the Credit Agreement, the initial notice address of each New Bank shall be as set forth below its signature below.

10.           Recordation of New Revolving Loan Commitments.  Upon the execution and delivery of this Agreement, the Administrative Agent will maintain a record of the New Revolving Loan Commitments made by the New Banks.

11.           Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

12.           Entire Agreement.  This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

13.           Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

14.           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

15.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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[1] Insert this Section 4 if the lending institution is not already a “Bank.”

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of ______________, 200_.

[NAME OF NEW BANK]

By:
Name:
Title:

Notice Address:                                           ________________________
________________________
________________________
Attention:
Telephone:
Facsimile:

CABOT MICROELECTRONICS CORPORATION

By:
Name:
Title:

Consented to by:

BANK OF AMERICA, N.A., as the Administrative Agent

By:           ______________________________
Name:                                                                                                                                          ______________________________
Title:                                                                                                                                          ______________________________

SCHEDULE A

Name of Bank	Type of Commitment	Amount
[_____________]	New Revolving Loan Commitment	$____________

Total: $____________

EXHIBIT F

FORM OF ASSIGNMENT AGREEMENT

Please See Attached.

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below, (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit, and Swing Line Loans) included in such facilities and, (ii) to the extent permitted to be assigned under applicable law, all claims, including, without limitation, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.           Assignor:                      ______________________________

2.           Assignee:                      ______________________________ [and is an Affiliate of Assignor]

3.           Borrower:                                Cabot Microelectronics Corporation

3.	Agent:	Bank of America, N. A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:
The Amended and Restated Credit Agreement dated as of November 24, 2003 among Borrower, the financial institutions from time to time parties thereto, as Banks thereunder, Bank of America, N.A., as successor by merger to LaSalle Bank National Association (the “Administrative Agent”), the Issuing Bank party thereto, the Swing Line Bank party thereto, and National City Bank of Michigan/Illinois, a national banking association, as the original Syndication Agent, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of October 30, 2008 among Borrower, the Banks, the Administrative Agent, the Issuing Bank, the Swing Line Bank, and JPMorgan Chase Bank, N.A., in its capacity as the successor to National City Bank of Michigan/Illinois as the Syndication Agent thereunder.

6.           Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans

_____________	$________________	$________________	______________%
_____________	$________________	$________________	______________%
_____________	$________________	$________________	______________%

Effective Date: __________________, 20__. [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:           ______________________________
Name:                      ______________________________
Title:                      ______________________________

ASSIGNEE:

[NAME OF ASSIGNEE]

By:           ______________________________
Name:                      ______________________________
Title:                      ______________________________
[Consented to and] Accepted:

Bank of America, N.A., as Administrative Agent

By:           _________________________________
Name:                      _________________________________
Title:                      _________________________________

[Consented to:]

Cabot Microelectronics Corporation

By:           _________________________________
Name:                      _________________________________
Title:                      _________________________________

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents , or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3. Assignee’s Address for Notices, etc.  Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.
2. Payments.  From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)